Exhibit 99.1 Diebold Nixdorf Investor Presentation May 2023

Table of Contents I. Situation Overview 3 II. Business Plan Overview 15 III. Transaction Structure 29 IV. Appendix 33 2

I. Situation Overview 3

Adjusted EBITDA Forecast Bridge

Adjusted EBITDA Forecast Bridge: October Cleansing Model to 2023 Risk-Adjusted Forecast

($ in millions)



$470
~30% of Adj. EBITDA occurs in Q4
($15)
($14)
$440
($17)
($1)
($11)
($29)
$12
$6
$2
$402
~38% of Adj. EBITDA occurs in Q4
($54)
$349
~39% of Adj. EBITDA occurs in Q4
October Cleansing Model
SBC 1
Finance BPO 2
PF Cleanse Adj. EBITDA
Services Volume 3
Product Volume 4
Services Margins 5
Product Margins 6
SG&A
R&D 7
Other
Base Case Forecast
Risks & Opps.
Risk-Adj. Forecast

1. Lower stock-based compensation due to structural limitations in equity incentive plan
2. Cleanse Model projected $14M Finance BPO savings that were not realized
3. Banking and Retail forecasts assume lower PRS and MS revenue, which is a function of tempered growth expectations (Banking / Retail) and some cBase erosion (Banking)
4. Banking Product volume largely in-line with Cleansing Model, whereas Retail is slightly lower due to tempered expectations for EPOS and 3rd party products, partially offset by increased SCO expectations
5. Services margins approximately 50bps lower than the Cleansing Model 2023 Forecast due to mix and pockets of higher cost in North America, LATAM, and other impacts
6. Unfavorable ~180bps due to Product margin shortfalls in Banking, which is largely attributable to unfavorable mix, timing and absorption
7. $5 million favorable compared to the Cleansing Model due to project prioritization and continued spend reduction initiatives

4

Actual 1Q 2023 Results vs. R&O / Base Forecasts

- Actual 1Q 2023 Gross Order Entry, Revenue, and Adjusted EBITDA exceeded both the Base and R&O forecasts

($ in millions)	Cleansing Model	FY23 Q1			Delta	
	1Q23 Cleanse	Q1 R&O	Q1 Base	Q1 Actual	Cleansing Model Delta	Base Case Delta
1 **Gross Order Entry**	**NA**	**$361**	**$361**	**$405**	**–**	**$44**
2 **Revenue**	**$924**	**$799**	**$829**	**$853**	**($71)**	**$24**
3 *Services*	540	505	506	514	(26)	9
4 *Products*	384	294	324	339	(45)	15
COGS	**$682**	**$614**	**$638**	**$644**	**($38)**	**$6**
Services	371	360	360	360	(11)	(1)
Products	311	254	277	284	(27)	7
Gross Profit	**$242**	**$185**	**$192**	**$209**	**($33)**	**$18**
5 *Gross Margin*	*26.2%*	*23.1%*	*23.1%*	*24.5%*	*(1.7%)*	*1.4%*
Services	169	145	145	155	(15)	10
6 *Services Margin*	*31.4%*	*28.7%*	*28.7%*	*30.1%*	*(1.3%)*	*1.4%*
Products	73	40	47	55	(18)	8
7 *Products Margin*	*18.9%*	*13.6%*	*14.4%*	*16.2%*	*(2.8%)*	*1.8%*
SG&A Expense	134	135	135	136	2	0
R&D Expense	24	24	24	24	(0)	(0)
8 **Operating Profit**	**$84**	**$26**	**$32**	**$50**	**($34)**	**$18**
Operating Margin	*9.1%*	*3.2%*	*3.9%*	*5.9%*	*(3.2%)*	*2.0%*
9 **Adj. EBITDA**	**$102**	**$40**	**$46**	**$64**	**($38)**	**$17**
Adj. EBITDA Margin	*11.0%*	*5.0%*	*5.6%*	*7.5%*	*(3.6%)*	*1.9%*

1. **Order Entry**: Q1 order entry came in $44M above the Base Case Forecast. Banking demand continues to remain strong as order entry was favorable by $47M with LATAM and APAC being the primary outperformers. Retail quarterly order entry figures are $4M unfavorable to Forecast due to some slippage in the EMEA North region
2. **Revenue**: Q1 total revenue is approximately $24M higher than the Base Case Forecast due to outperformance in both Banking and Retail
3. **Services**: Approximately $9M favorable, which is a function of ~$10M of favorability in Banking and relatively in-line Retail results. Banking outperformance largely driven by favorability in Billed Work and Install revenues
4. **Product**: Favorable $15M to the Base Case, which is a function of $5M and $9M outperformance in Banking and Retail, respectively
5. **Gross Margin**: 140bps higher than Q1 Base Case expectations at 24.5%
6. **Services**: Margins were 140 bps favorable, which is a function of volume catch-up (Retail), mix (higher Billed Work and Install), and several one-time items
7. **Products**: Favorable by 180 bps which is largely reflective of a favorable mix of license revenue (and related margins), efficiency measures, and several one-time items
8. **Operating Expenses**: SG&A and R&D results were largely in-line with the Base Case Forecast
9. **Adjusted EBITDA**: Adjusted EBITDA ~$17M favorable versus the Base Case Forecast, which is a function of gross profit/margin favorability and in-line operating expenses

5

Actual March 2023 Results vs. Risk-Adjusted / Base Forecasts § The below outlines Diebold’s March 2023 Actual performance versus its Base and Risk-Adjusted Cases ($ in millions) March 2023 Delta R&O Base Actual R&O Case Base Case Revenue $324 $354 $377 $54 $24 Services 185 185 194 9 9 Products 139 169 184 45 15 COGS $248 $271 $277 $29 $6 Services 127 127 126 (1) (1) Products 121 143 150 30 7 Gross Profit $76 $83 $101 $24 $18 Gross Margin 23.6% 23.5% 26.7% 3.1% 3.2% Services 58 58 67 10 10 Services Margin 31.2% 31.2% 34.7% 3.5% 3.5% Products 19 25 33 15 8 Products Margin 13.4% 15.0% 18.2% 4.8% 3.2% SG&A 47 47 47 0 0 R&D 6 6 5 (0) (0) Operating Profit $24 $31 $48 $24 $18 Operating Margin 7.4% 8.6% 12.8% 5.4% 4.2% Adj. EBITDA $29 $36 $53 $24 $17 Adj. EBITDA Margin 9.0% 10.1% 14.0% 5.0% 4.0% 6

Actual April 2023 Results vs. Risk-Adjusted / Base Forecasts § The below outlines Diebold’s April 2023 Actual performance versus its Base and Risk-Adjusted Cases ($ in millions) April 2023 Delta R&O Base Actual R&O Case Base Case Revenue $267 $260 $263 ($4) $3 Services 170 170 169 (0) (1) Products 97 90 94 (3) 4 COGS $202 $194 $205 $4 $11 Services 121 120 124 3 4 Products 81 74 81 0 7 Gross Profit $65 $66 $58 ($7) ($8) Gross Margin 24.4% 25.3% 22.0% (2.4%) (3.3%) Services 49 50 45 (4) (5) Services Margin 28.9% 29.6% 26.7% (2.1%) (2.8%) Products 16 16 13 (3) (3) Products Margin 16.7% 17.3% 13.5% (3.1%) (3.8%) SG&A 45 45 44 (0) (0) R&D 9 9 9 (0) (0) Operating Profit $11 $12 $5 ($6) ($7) Operating Margin 4.2% 4.6% 1.8% (2.4)% (2.8)% Adj. EBITDA $16 $17 $9 ($7) ($8) Adj. EBITDA Margin 6.1% 6.5% 3.5% (2.6%) (3.0%) 7

Actual 1Q23 Liquidity vs. December Transaction Forecast

- Through 1Q23, Diebold's liquidity is approximately $71 million lower than projected by the December Transaction forecast ($126 million lower excluding proceeds from the March 2023 FILO transaction)
- Variance to the December Transaction is driven by various factors, including:
  - EBITDA performance below plan, which is partially due to underperformance in 4Q22, coupled with measures to spread seasonality assumed in the December Transaction not materializing in 1Q23
  - Less net cash proceeds from December Transaction than originally anticipated
  - ABL borrowing base not meeting forecast on availability
- FILO was designed to be an interim solution to get Diebold through 1Q23 to develop a permanent solution

Through 1Q23, DBD's liquidity position has declined relative to the forecast provided to lenders during the December Transaction process

Actual 1Q23 Liquidity Relative to December Transaction Forecast

($ in millions)



$334
($28)
($38)
$35[2]
Account Receivable: $12
Inventory: ($52)
Accounts Payable: $24
Deferred Revenue: $51
($34)
($52)
($9)
$263
$55
FILO Bridge Loan
$208
December Transaction 1Q23 Forecast
Q4 22 EBITDA
Q1 23 EBITDA
Working Capital
Transaction Costs
Borrowing Base Reduction
Other
Actual 1Q23

Notes:
(1) Based on the Risk-Adjusted Forecast as further discussed beginning on page 20
(2) Variance due to rounding

8

Liquidity Forecast: Unlevered Free Cash Flow Bridge § As Diebold approaches its seasonal liquidity trough in September, it will continue to burn cash on an Given the seasonality unlevered basis as it builds working capital and simultaneously seeks to manage supplier relationships of Diebold’s business, and work through a large deferred revenue balance peak to trough liquidity requirements are high (1) § While the business is projected to generate over $200 million Adjusted EBITDA from March through September 2023, working capital requirements more than offset profitability due to: – Seasonal high point for accounts receivable and inventory balances – High deferred revenue balance at the end of February leads to lower cash conversion as deferred revenue unwinds (1) March – September 2023 Unlevered Free Cash Flow (Risk-Adjusted Forecast ) March to September Unlevered Free Cash Flow projected to be ($275) million incorporating other ($207) variances $203 ($67) ($65) ($260) ($57) ($31) ($47) ($27) $39 Adjusted Deferred Inventory Accounts Accounts Rx / Refi CapEx Taxes Other ULFCF EBITDA Revenue Payable Receivable Costs Notes: (1) Based on the Risk-Adjusted Forecast as further discussed 9 beginning on page 20

Liquidity Forecast: Incremental Liquidity Requirement

- Diebold's Risk-Adjusted Forecast[1] projects a ($190) million trough cash shortfall in September 2023, implying a total incremental operating liquidity need of at least $390 million prior to transaction costs
  - Figures incorporate repayment of the FILO and associated economics; however, assume continued access to the ABL facility, with slight organic expansion of the borrowing base expected through September
  - Liquidity requirement is predominantly driven by working capital and debt service, which largely consists of May and August interest payments on the Superpriority and Extended Term Loans (~$54 million total) and July coupon payments on the 1L Notes (~$51 million)

Incremental liquidity will ensure that Diebold is positioned to address seasonal working capital requirements

Liquidity Forecast: Incremental Liquidity Requirement

Figures do not include transaction costs


$192
($260)
Unlevered Free Cash Flow bridge detailed on page 8
($15)
($127)
$19
($190)
($200)
($390)
($200)
Replace ABL
March BoP Liquidity
March - September ULFCF
Other
Debt Service
Borrowing Base Capacity Growth
September EoP Cash
Target Minimum Cash
Incremental Liquidity Need

Notes:
(1) Based on the Risk-Adjusted Forecast as further discussed beginning on page 20

10

Q1 Shipment Update and Key Supply Chain Indicators

- Q1 shipments and production plan provide support for Base Case Forecast


ATM Units – Shipment Plan
April 2023 View
14.8k
16.0k
0.6k
15.4k
15.4k
1.0k
14.4k
14.7k
5.2k
9.5k
Q1
Q2
Q3
Q4
Self Checkout Units – Shipment Plan
April 2023 View
7.3k
9.7k
0.7k
9.0k
10.4k
2.6k
7.8k
11.0k
8.2k
2.8k
Q1
Q2
Q3
Q4
Shipments
Scheduled Orders
Unscheduled Orders

- **Banking:** Strong finish in March as due to increased completion rates and timely conversion of units out of the plant
- **Retail:** Total shipments slightly behind Base Case Forecast; however, Diebold has solved for SCO capacity constraints, paving the way for increased capacity throughout April onwards by expanding the line
- **Supply Chain:** Key logistics, materials, and capacity indicators across North America, APAC, and EMEA indicate that supply chain pressures of 2021-2022 are beginning to subside

Q1 ATM shipments and Q2 Scheduled Orders in-line with the Base Case Forecast

Q2 scheduled utilization is strong across segments and Diebold has taken steps to ensure that it is maximizing capacity to satisfy demand

Easing of global supply chain pressures reduces constraints on Diebold's ability to predictably meet strong worldwide demand for its products

11

Notes: Data as of 4/17/2023

North America Banking: April Scheduled Unit Install Summary

- Diebold added 394 units to its Base Case April target of 923 units following a 1Q forecast miss and, as of April 17th, is only 109 units from filling its Revised April Target of 1,317 units

North America – April MTD Actual to Forecast Target Walk


(109)
394
982
923
226
April MTD
Scheduled
Gap to Target
Revised April Target
April MTD Delivered
Scheduled (D&I / FOB)
Gap to Target
1Q Miss Added to Target
Base Case April Target

Diebold has already secured ~130% of Base Case April Installation Target

92% of total North America Revised 2Q Target for April currently scheduled or closed, inclusive of the 1Q missed units that were added to the Initial April Target

Progress:

- 92% of revised April 2Q Target scheduled or closed as of 4/14 (17% closed, 75% scheduled / expected revenue recognition)

12

Notes: Data as of 4/17/2023. Revised 2Q Target represents Base Case Forecast in addition to Q1 unit shortfall

North America Banking: 2Q Scheduled Unit Install Summary § Current scheduling threshold favorable to similar 1Q position (77% as of January which should help de- Diebold has already risk Base Case Forecast) secured ~105% of Base Case 2Q Installation 2Q 2023 Revised 2Q Target Walk (ATM Units) Target Q1 Miss Added to Target Base Case Q1 Forecast 96% of North America Revised 2Q Target 1,036 4,308 firmly scheduled / 153 394 closed 1,575 5,038 3,914 1,372 1,208 April Gap to Revised May June Revised 2Q Total 2Q’23 Addressable Scheduled 2Q Forecast Scheduled Scheduled Forecast Opportunity Opportunity April May June Gap 2Q Total 1,317 1,168 1,823 - 4,308 Revised 2Q Monthly Unit Target th % of 2Q’23 Target Sch. (as of Apr. 14 ) 92% 117% 86% 153 96% th January February March Gap 1Q Scheduling Comparison (as of Jan. 9 ) 117% 112% 40% - 77% % of 1Q’23 AOP Sch. Notes: Data as of 4/17/2023. Revised 2Q Target represents Base Case Forecast plus March unit shortfall 13

May 2023 Capital Structure Summary

($ and shares in millions)

	Face Value					Market Value	
Tranche	**$**	**x2023E EBITDA**	**Coupon**	**Maturity**	**Price**	**Amount**	**x2023E EBITDA**
ABL / Superpriority Debt							
ABL Facility	$150		S + 3.00%	7/20/2026	N/A	$150	
FILO Facility	55		S + 8.00%	6/4/2023	N/A	55	
$401mm Superpriority Term Loan due 2025	401		S + 6.40%	7/15/2025	105.5	423	
Term Loan Debt							
New Extended USD Term Loan due 2025	534		S + 5.250%	7/15/2025	41.6	222	
New Extended EUR Term Loan due 2025	97		EUR + 5.50%	7/15/2025	41.0	40	
Legacy Term Loans	18		Various	11/6/2023	41.4	7	
Legacy USD Term Loan due 2023	13		L + 2.75%	11/6/2023	40.9	5	
Legacy EUR Term Loan due 2023	5		EUR + 3.00%	11/6/2023	42.5	2	
Secured Notes							
9.375% USD 1L Secured Notes due 2025	718		9.375%	7/15/2025	40.9	294	
9.000% EUR 1L Secured Notes due 2025	384		9.000%	7/15/2025	45.4	175	
Legacy Secured Notes	7		Various	7/15/2025	42.7	3	
Legacy USD Secured Notes	3		9.375%	7/15/2025	40.0	1	
Legacy EUR Secured Notes	5		9.000%	7/15/2025	45.4	2	
Total 1L Debt	**$2,365**	**5.9x**				**$1,369**	**3.4x**
New 8.500% 2L Notes due 2026	334		8.500%	10/15/2026	11.0	37	
Total Secured Debt	**$2,699**	**6.7x**				**$1,406**	**3.5x**
8.500% Existing Unsecured Notes due 2024	72		8.500%	4/15/2024	12.7	72	
Total Debt	**$2,771**	**6.9x**				**$1,478**	**3.7x**
(-) Projected 4/30 Global Cash	(176)					(176)	
Net Debt	**$2,595**	**6.4x**				**$1,302**	**3.2x**
(+) Market Capitalization	30					30	
Enterprise Value	**$2,625**	**6.5x**				**$1,332**	**3.3x**
FY23E Adjusted EBITDA	*$402*						
2023E Debt Service (excl. FILO Maturity)	*180*						

The December Transaction extended maturities; however, Diebold's revised business plan and near-term liquidity needs suggest that Diebold will require a significant deleveraging to right-size its capital structure to a sustainable level

Notes: Pricing as of 5/21/23. EUR / USD Conversion Rate of 1.08

14

II.Business Plan Overview 15

2023 Forecast Process Flow Chart Raw Materials Forecast Supply Chain Org Production Conducted by Ops Team Interfaces with Forecasting Based on Assumed Region / Segment Begins at Plant Configurations in the and Plant to Finalize Level Production Plan Production Forecast Demand Segment Forecasts Banking and Retail Forecast Finished Goods Demand Forecast at at Country Level Assuming Shipments Regional and for Banking and From the Demand Plan Segment Level Retail and Expected P&L Units Regional & Segment Executive Country Reviews Review (MBR) Review Integration of Regional Banking Corporate Forecasts Completed Country Banking and Demand Plan and and Retail P&Ls Roll AR, AP and Free Forecast including Retail P&L Input to Production Plan into Up Into Corporate Cash Flow Final P&L and Free EPM Adjustments Country-Level P&L Model Cash Flow Corporate Develops Enablement Function Operating Expenses 16 DEMAND PRODUCTION PLANNING PLANNING

Key Base Case Assumptions

	2023	2024	2025-2028
Revenue	• Bottoms-up product revenue build by customer • Top-down service revenue	• 2.4% annual revenue growth through combination of: – 2% services growth – 3% product growth	• 2.4% annual revenue growth through combination of: – 2% services growth – 3% product growth
COGS	• Bottoms-up / top-down product cost build • Top-down service margin build	• Flat services margins • 25 bps annual product margin expansion	• Flat services margins • 25 bps annual product margin expansion
Opex	• Bottoms-up cost build	• 3-4% vendor / wage inflation • Offset by efficiency improvements	• 1% net annual SG&A inflation
Working Capital	• **DSO:** ~60 days on average; flex month to month based on seasonal norms • **DIH:** Rolled forward monthly; beginning balance plus shipped units less revenue units • **DPO:** Begins at ~90 days; brought down to ~80 by year-end • **Deferred Revenue:** Inflated at beginning of period due to product pre-payments; unwinds down to historical norm at year-end	• **DSO:** Regional collections efficiency in-line with historical performances • **DIH:** Rolled forward monthly; beginning balance plus shipped units less revenue units • **DPO:** 75 days • **Deferred Revenue:** Assumes similar shape of the year without inflated product pre-payments	• **DSO:** In-line with historical cadence (low 60s on average) • **DIH:** Assumes carry 110% of next 2 months Product COGS (~60 days of inventory) • **DPO:** 75 days • **Deferred Revenue:** Similar shape and cadence to 2024
Other Cash Items	• **CapEx:** $49mm • **Taxes:** $50mm • **Other:** ~$76mm other cash outflows driven by restructuring costs, refinancing costs, and assets held-for-sale	• **CapEx:** ~$50mm • **Taxes:** $70mm • **Other:** ~$5mm other cash outflows driven pension, OPEB, offset by increase in payroll and benefits liabilities	• **CapEx:** ~$50mm annually • **Taxes:** The greater of $70M or 30% annual tax rate on estimated earnings before taxes (EBT) • **Other:** ~$15mm other annual cash outflows in-line with 2024

While Diebold will aggressively analyze financial and operational improvements to its 2025-2028 forecast, the current long-term forecast incorporates the key assumptions outlined herein

17

2023: Revised Forecast Summary § Relative to the October Cleansing Materials, Diebold’s Base Case and Risk-Adjusted Forecasts represent a more rigorous, bottoms- up approach to projecting Diebold’s P&L and cash flow profile Revenue Adjusted EBITDA ($ in millions) ($ in millions) $470 $3,857 $3,799 $3,645 $403 $349 Diebold exceeded 1Q23 Base Case forecast by ~$17 million $151 $139 $135 $1,067 $117 $112 $113 $942 $980 $1,033 $924 $923 $901 $1,027 $102 $957 $917 $93 $829 $799 $92 $81 $46 $40 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 October Cleansing Materials Base Case Risk-Adjusted Case October Cleansing Materials Base Case Risk-Adjusted Case Unlevered Free Cash Flow Ending Total Liquidity (Incl. Restricted Cash) ($ in millions) ($ in millions) $367 $401 $401 $313 $291 $334 $254 $286 $249 $244 $244 $190 $190 $105 $105 $98 $43 $12 ($2) $(18) ($26) ($49) ($88) ($46) ($63) ($94) ($175) ($150) ($146) ($149) Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 October Cleansing Materials Base Case Risk-Adjusted Case October Cleansing Materials Base Case Risk-Adjusted Case 18

2023 Base Case Forecast Consolidated Summary P&L to FCF § Summary monthly output (condense where possible) ($ in millions) 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2023 Total Banking Product Revenue $206 $266 $285 $360 $1,118 Services Revenue 371 389 404 410 1,574 Subtotal Banking Revenue $577 $655 $689 $770 $2,691 Retail Product Revenue $117 $126 $146 $149 $538 Services Revenue 135 142 144 148 569 Subtotal Retail Revenue $252 $268 $291 $297 $1,107 Total Revenue $829 $923 $980 $1,067 $3,799 Product COGS (277) (318) (355) (406) (1,356) Services COGS (360) (369) (371) (371) (1,471) Total COGS ($638) ($687) ($726) ($776) ($2,827) Gross Profit $192 $235 $254 $291 $972 Gross Margin 23.1% 25.5% 25.9% 27.2% 25.6% Product Margin 14.4% 18.8% 17.8% 20.3% 18.1% Services Margin 28.7% 30.5% 32.3% 33.6% 31.3% SG&A Expense (135) (134) (132) (132) (533) R&D Expense (24) (25) (23) (22) (94) Total Operating Expenses ($159) ($158) ($156) ($154) ($627) D&A 14 15 15 14 58 Adjusted EBITDA $46 $92 $113 $151 $402 Adjusted EBITDA Margin 5.6% 10.0% 11.5% 14.2% 10.6% Accounts Receivable 3 (23) (62) 45 (36) Inventory (68) (41) 27 123 41 Accounts Payable 14 (23) (9) (7) (25) Deferred Revenue (13) (70) (68) 36 (114) Income Taxes (18) (11) (10) (10) (50) Other Cash Flow (61) 19 2 49 8 Restructuring Costs (26) (18) (4) (4) (51) Refinancing Costs (15) (6) – – (21) Assets Held-for-sale (1) (2) (2) (2) (7) Capital Expenditures (11) (12) (13) (13) (49) Unlevered Free Cash Flow ($149) ($95) ($25) $368 $98 Cash Interest (26) (34) (81) (33) (173) Mandatory Amortization (2) (2) (2) (2) (6) Financing Inflows / (Outflows) 55 (59) – (18) (22) Levered Free Cash Flow ($121) ($190) ($108) $315 ($104) Cumulative Levered Free Cash Flow ($121) ($311) ($419) ($104) Memo: DSO 67 62 65 55 Memo: DIO 87 85 73 46 Memo: DPO 112 99 91 83 19

Key Working Capital Metrics (Base Case Forecast) § Despite projected profitability, Diebold entered 2023 with a stretched working capital position. The Base Case is designed to enable Diebold to begin right-sizing its working capital base to best-position Diebold vis-à-vis customers and vendors sooner than the Risk-Adjusted Case Days Sales Outstanding Days Payable Outstanding 80 140 70 120 60 100 50 80 40 60 30 40 20 20 10 – – 2019 2020 2021 2022 2023 2019 2020 2021 2022 2023 Days Inventory Outstanding Deferred Revenue ($ millions) 100 $600 January 90 $500 80 70 $400 60 50 $300 40 $200 30 20 $100 10 – $- 2020 2021 2022 2023 2019 2020 2021 2022 2023 20

Summary of 2023 Risks and Opportunities

- Amidst challenging idiosyncratic factors and an uncertain macroeconomic environment, Diebold has taken steps to ensure that its internal forecast appropriately accounts for potential risks and opportunities to its Base Case Forecast, as summarized below
- The Risk-Adjusted Forecast represents an achievable plan that, if necessary, can be met in a downside scenario through identified levers

($ in thousands)	1Q 2023	2Q 2023	3Q 2023	4Q 2023	2023 Total
2023 Forecast Adjusted EBITDA	**$46,362**	**$91,873**	**$112,916**	**$151,317**	**$402,468**
Identified Risks and Opportunities					
Service Revenue Risks and Opportunities	-	(3,300)	(10,797)	(14,086)	(28,182)
Product Revenue Risks and Opportunities	(6,541)	(7,574)	(2,536)	7,150	(9,500)
Macro-Economic Risk	-	-	(6,593)	(8,283)	(14,876)
Other Risks and Opportunities	56	(101)	(276)	(776)	(1,098)
Identified Risks and Opportunities - Total	**($6,485)**	**($10,975)**	**($20,203)**	**($15,995)**	**($53,657)**
Adjusted EBITDA, with Identified Risks and Opportunities	**$39,877**	**$80,899**	**$92,714**	**$135,322**	**$348,811**
Net Working Capital Impact of Consolidated Adjustments:					
Accounts Receivable	32,024	(23,538)	54,945	(20,956)	42,474
Sales Tax / VAT	(2,357)	(780)	(1,950)	89	(4,997)
Inventory	(22,284)	(11,222)	(29,727)	(15,609)	(78,843)
Accounts Payable	(294)	(5,853)	(40,159)	(2,006)	(48,312)
Total Working Capital Adjustments to Free Cash Flow	**$7,089**	**($41,394)**	**($16,891)**	**($38,482)**	**($89,678)**
Total Cash Impact (P&L and Working Capital)	**$604**	**($52,369)**	**($37,093)**	**($54,476)**	**($143,334)**

21

2023 Risk-Adjusted Forecast

- While full-year performance has been revised lower relative to the October Cleansing Model, Diebold is positioned to achieve increasingly stronger performance through the course of 2023
  - Significant improvement relative to 2022, with revenue and EBITDA growing ~5% and ~31% year-over-year, respectively
  - Consistent margin improvement throughout 2023, with 4Q23 Gross Margins within ~20 bps of the October Cleansing Model
  - Projected 4Q23 EBITDA of $135 million is ~97% of original October Cleansing Model forecast ($139 million)
  - However, FY2023 continues to be substantially back-half weighted, putting significant pressure on liquidity / cash needs versus the October Cleansing Model

Consolidated Summary P&L to Adjusted EBITDA *($ in millions)*	1Q 2023	2Q 2023	3Q 2023	4Q 2023	2023 Total
Banking					
Product Revenue	$178	$247	$245	$341	$1,011
Services Revenue	371	389	391	399	1,550
Subtotal Banking Revenue	**$548**	**$636**	**$637**	**$740**	**$2,561**
Retail					
Product Revenue	$117	$124	$137	$139	$517
Services Revenue	134	142	143	147	567
Subtotal Retail Revenue	**$251**	**$266**	**$280**	**$287**	**$1,084**
Total Revenue	**$799**	**$901**	**$917**	**$1,027**	**$3,644**
Product COGS	(254)	(305)	(318)	(383)	(1,260)
Services COGS	(360)	(372)	(366)	(369)	(1,467)
Total COGS	**($614)**	**($677)**	**($684)**	**($752)**	**($2,728)**
Gross Profit	**$185**	**$224**	**$233**	**$275**	**$917**
Gross Margin	*23.1%*	*24.9%*	*25.4%*	*26.8%*	*25.2%*
Product Margin	*13.6%*	*17.7%*	*16.7%*	*20.4%*	*17.5%*
Services Margin	*28.7%*	*29.9%*	*31.6%*	*32.3%*	*30.7%*
SG&A Expense	(135)	(134)	(132)	(132)	(532)
R&D Expense	(24)	(25)	(23)	(22)	(94)
Total Operating Expenses	**($159)**	**($158)**	**($155)**	**($154)**	**($626)**
D&A	14	15	15	14	58
Adjusted EBITDA	**$40**	**$81**	**$93**	**$135**	**$349**
Adjusted EBITDA Margin	*5.0%*	*9.0%*	*10.1%*	*13.2%*	*9.6%*

22

2023: Risk-Adjusted Forecast (cont’d) Adjusted EBITDA to FCF ($ in millions) 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2023 Total Adjusted EBITDA $40 $81 $93 $135 $349 Accounts Receivable 35 (47) (7) 24 6 Inventory (91) (52) (2) 107 (38) Accounts Payable 14 (30) (49) (9) (74) Deferred Revenue (13) (70) (68) 36 (114) Income Taxes (18) (11) (10) (10) (50) Other Cash Flow (63) 18 (0) 49 3 Restructuring Costs (26) (18) (4) (4) (51) Refinancing Costs (15) (6) – – (21) Assets Held-for-sale (1) (2) (2) (2) (7) Capital Expenditures (11) (12) (13) (13) (49) Unlevered Free Cash Flow ($148) ($149) ($62) $313 ($46) Cash Interest (26) (34) (81) (32) (173) Mandatory Amortization (2) (2) (2) (2) (6) Financing Inflows / (Outflows) 55 (59) – (18) (22) Levered Free Cash Flow ($121) ($243) ($145) $261 ($248) Cumulative Levered Free Cash Flow ($121) ($363) ($508) ($248) Memo: DSO 66 63 63 54 Memo: DIO 102 99 99 67 Memo: DPO 117 100 90 79 23

Key Working Capital Metrics (Risk-Adjusted Forecast) § Despite projected profitability, Diebold entered 2023 with a stretched working capital position. The Risk-Adjusted Forecast is designed to enable Diebold to begin right-sizing its working capital base to best-position Diebold vis-à-vis customers and vendors Days Sales Outstanding Days Payable Outstanding 80 140 70 120 60 100 50 80 40 60 30 40 20 20 10 – – 2019 2020 2021 2022 2023 2019 2020 2021 2022 2023 Days Inventory Outstanding Deferred Revenue ($ millions) 120 $600 January 100 $500 80 $400 60 $300 40 $200 20 $100 – $- 2020 2021 2022 2023 2019 2020 2021 2022 2023 24

2024 Base Case Forecast Consolidated Summary P&L to FCF § Summary monthly output (condense where possible) ($ in millions) 1Q 2024 2Q 2024 3Q 2024 4Q 2024 2024 Total Banking Product Revenue $221 $276 $299 $367 $1,162 Services Revenue 380 396 397 413 1,587 Subtotal Banking Revenue $601 $672 $696 $780 $2,749 Retail Product Revenue $113 $133 $145 $151 $543 Services Revenue 142 147 153 158 599 Subtotal Retail Revenue $255 $280 $298 $310 $1,143 Total Revenue $856 $952 $994 $1,090 $3,892 Product COGS (286) (332) (364) (411) (1,393) Services COGS (372) (377) (372) (380) (1,501) Total COGS ($658) ($709) ($736) ($791) ($2,894) Gross Profit $197 $243 $258 $299 $998 Gross Margin 23.1% 25.5% 26.0% 27.4% 25.6% Product Margin 14.4% 18.9% 18.0% 20.7% 18.3% Services Margin 28.6% 30.5% 32.4% 33.6% 31.3% SG&A Expense (131) (134) (134) (134) (533) R&D Expense (23) (24) (24) (24) (94) Total Operating Expenses ($154) ($158) ($158) ($158) ($627) D&A 15 15 15 15 58 Adjusted EBITDA $58 $100 $115 $156 $428 Adjusted EBITDA Margin 6.8% 10.5% 11.6% 14.3% 11.0% Accounts Receivable 21 (30) (61) 46 (24) Inventory (58) (46) 3 87 (14) Accounts Payable (123) 12 24 42 (45) Deferred Revenue 48 (70) (51) 73 (0) Income Taxes (23) (16) (15) (15) (70) Payroll and Benefits Liabilities (37) 20 8 20 10 Other Cash Flow Adjustments (18) 2 (4) 6 (15) Restructuring Costs – – – – – Refinancing Costs – – – – – Assets Held-for-sale – – – – – Capital Expenditures (12) (12) (13) (13) (50) Unlevered Free Cash Flow ($145) ($40) $5 $400 $220 Cash Interest (80) (28) (79) (27) (213) Mandatory Amortization (2) (2) (2) (2) (6) (1) Financing Inflows / (Outflows) – (72) – – (72) Levered Free Cash Flow ($226) ($142) ($75) $372 ($71) Cumulative Levered Free Cash Flow ($226) ($368) ($443) ($71) Notes: 25 (1) Current debt agreements allow a maximum of $20 million of cash to be paid to be the Unsecured Notes at maturity

2024 & Long-Term Base Case Forecast § Even with modest growth rates and margin expansion, unlevered free cash flow conversion increases dramatically during the forecast period Consolidated Summary P&L to FCF ($ in millions) 2024 2025 2026 2027 2028 Services Revenue $2,186 $2,230 $2,274 $2,319 $2,366 % Growth 2.0% 2.0% 2.0% 2.0% 2.0% Product Revenue $1,706 $1,757 $1,809 $1,864 $1,920 % Growth 3.0% 3.0% 3.0% 3.0% 3.0% Total Revenue $3,892 $3,987 $4,084 $4,183 $4,286 % Growth 2.4% 2.4% 2.4% 2.4% 2.4% Gross Profit $997 $1,025 $1,053 $1,083 $1,113 Gross Margin 25.6% 25.7% 25.8% 25.9% 26.0% Services Margin 31.3% 31.3% 31.3% 31.3% 31.3% Product Margin 18.3% 18.6% 18.8% 19.1% 19.3% Total Operating Expenses 627 634 640 646 653 % Growth – 1.0% 1.0% 1.0% 1.0% Depreciation & Amortization 58 59 59 59 59 Adjusted EBITDA $428 $450 $472 $495 $519 Adjusted EBITDA Margin 11.0% 11.3% 11.6% 11.8% 12.1% Accounts Receivable (24) (1) (17) (17) (18) Inventory (14) 16 (5) (5) – Accounts Payable (45) 13 13 14 14 Deferred Revenue (0) (0) – – – Income Taxes (70) (70) (70) (74) (81) Payroll and Benefits Liabilities 10 0 0 0 0 Other Cash Flow Adjustments (15) (15) (15) (15) (15) Restructuring Costs – – – – – Assets Held-for-sale – – – – – Capital Expenditures (50) (50) (50) (50) (50) Unlevered Free Cash Flow $219 $345 $329 $347 $369 Unlevered Free Cash Flow Conversion 51.2% 76.5% 69.7% 70.2% 71.2% 26

2024 Risk-Adjusted Forecast

Consolidated Summary P&L to FCF ($ in millions)	1Q 2024	2Q 2024	3Q 2024	4Q 2024	2024 Total
Banking					
Product Revenue	$189	$253	$254	$344	$1,039
Services Revenue	372	388	388	410	1,558
Subtotal Banking Revenue	**$560**	**$641**	**$642**	**$753**	**$2,597**
Retail					
Product Revenue	$113	$131	$140	$150	$535
Services Revenue	142	147	153	159	601
Subtotal Retail Revenue	**$256**	**$279**	**$293**	**$309**	**$1,136**
Total Revenue	**$816**	**$920**	**$935**	**$1,063**	**$3,733**
Product COGS	(263)	(320)	(325)	(388)	(1,295)
Services COGS	(367)	(376)	(369)	(385)	(1,497)
Total COGS	**($630)**	**($695)**	**($694)**	**($773)**	**($2,792)**
Gross Profit	**$186**	**$225**	**$241**	**$290**	**$941**
Gross Margin	*22.8%*	*24.4%*	*25.7%*	*27.3%*	*25.2%*
Product Margin	*13.0%*	*16.8%*	*17.5%*	*21.5%*	*17.7%*
Services Margin	*28.6%*	*29.9%*	*31.7%*	*32.3%*	*30.7%*
SG&A Expense	(131)	(134)	(134)	(134)	(533)
R&D Expense	(23)	(24)	(24)	(24)	(94)
Total Operating Expenses	**($154)**	**($158)**	**($158)**	**($158)**	**($626)**
D&A	15	15	15	15	58
Adjusted EBITDA	**$47**	**$81**	**$97**	**$147**	**$373**
Adjusted EBITDA Margin	*5.8%*	*8.9%*	*10.4%*	*13.8%*	*10.0%*
Accounts Receivable	9	(39)	(39)	20	(49)
Inventory	(26)	(16)	(12)	96	41
Accounts Payable	(98)	24	1	60	(13)
Deferred Revenue	48	(70)	(51)	73	(0)
Income Taxes	(23)	(16)	(15)	(15)	(70)
Payroll and Benefits Liabilities	(37)	20	8	20	10
Other Cash Flow Adjustments	(18)	2	(4)	6	(15)
Restructuring Costs	-	-	-	-	-
Refinancing Costs	-	-	-	-	-
Assets Held-for-sale	-	-	-	-	-
Capital Expenditures	(12)	(12)	(13)	(13)	(50)
Unlevered Free Cash Flow	**($111)**	**($25)**	**($29)**	**$392**	**$227**
Cash Interest	(80)	(28)	(78)	(27)	(213)
Mandatory Amortization	(2)	(2) [1]	(2)	(2)	(6)
Financing Inflows / (Outflows)	-	(72)	-	-	(72)
Levered Free Cash Flow	**($193)**	**($126)**	**($109)**	**$364**	**($64)**
Cumulative Levered Free Cash Flow	*($193)*	*($319)*	*($428)*	*($64)*	

27

Notes:
(1) Current debt agreements allow a maximum of $20 million of cash to be paid to be the Unsecured Notes at maturity

2024 & Long-Term Risk-Adjusted Forecast Consolidated Summary P&L to FCF ($ in millions) 2024 2025 2026 2027 2028 Services Revenue $2,159 $2,202 $2,246 $2,291 $2,337 % Growth 2.0% 2.0% 2.0% 2.0% 2.0% Product Revenue $1,574 $1,621 $1,670 $1,720 $1,772 % Growth 3.0% 3.0% 3.0% 3.0% 3.0% Total Revenue $3,733 $3,823 $3,916 $4,011 $4,108 % Growth 2.4% 2.4% 2.4% 2.4% 2.4% Gross Profit $941 $967 $993 $1,020 $1,048 Gross Margin 25.3% 25.3% 25.3% 25.4% 25.5% Services Margin 30.7% 30.7% 30.7% 30.7% 30.7% Product Margin 17.7% 18.0% 18.2% 18.5% 18.7% Total Operating Expenses 626 633 639 645 652 % Growth – 1.0% 1.0% 1.0% 1.0% Depreciation & Amortization 58 59 59 59 59 Adjusted EBITDA $373 $393 $413 $434 $456 Adjusted EBITDA Margin 10.0% 10.3% 10.6% 10.8% 11.1% Accounts Receivable (49) (2) (16) (17) (17) Inventory 41 42 (5) (5) – Accounts Payable (13) 13 13 13 13 Deferred Revenue (0) – – – – Income Taxes (70) (70) (70) (70) (70) Payroll and Benefits Liabilities 10 0 0 0 0 Other Cash Flow Adjustments (15) (15) (15) (15) (15) Restructuring Costs – – – – – Assets Held-for-sale – – – – – Capital Expenditures (50) (50) (50) (50) (50) Unlevered Free Cash Flow $227 $311 $270 $291 $317 Unlevered Free Cash Flow Conversion 60.8% 79.1% 65.3% 67.0% 69.7% 28

III.Transaction Structure 29

DIP Sizing Cash Flow Forecast (R&O Case) Pre-Petition Post-Petition Projected Emerg. T hru Trough $1.25 billion DIP Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 financing sized to Unlevered F ree Cash F low $ (30.7) $ (75.1) $ (41.5) $ 7.0 $ (3.0) $ (9.2) address liquidity during Cash I nterest (2.5) (13.8) - - - (24.6) the in-court process Levered F ree Cash F low $ (33.2) $ (88.9) $ (41.5) $ 7.0 $ (3.0) $ (33.8) and provide sufficient In-Court A djustments () contingency to protect the business through the September 2023 liquidity trough y Total In-Court Adjustments $ (10.8) $ (17.1) $ (390.7) $ (50.3) $ - $ - Total C ash F low B efore D IP Financing $ (44.0) $ (106.0) $ (432.2) $ (43.3) $ (3.0) $ (33.8) ( + ) ABL / FILO Rollup 237.7 ( + ) S uperpriority R ollup 491.2 Net C hange i n Cash $ (44.0) $ (106.0) $ 296.6 $ (43.3) $ (3.0) $ (33.8) Beginning C ash & ST I nvestments $ 220 .2 $ 176.2 $ 7 0.2 $ 366.8 $ 323.5 $ 320.5 Net Change in Cash (44.0) (106.0) 29 6.6 (43.3) (3.0) (33.8) Ending C ash $ 176.2 $ 70.2 $ 3 66.8 $ 323.5 $ 3 20.5 $ 286.7 Note: Figures based on R&O case 30

DIP Need Build-Up

- $1.25 billion DIP-to-Exit Term Loan
- The following outlines the key components of the $1.25 billion DIP financing need

DIP Sizing Analysis



Operational/Process Funding: $521mm
($ in millions)
$179
$59
$401
$90
A
$146
B
$47
C
$50
D
$51
$11
$200
$87
E
($70)
$1,250
ABL
FILO
SPTL
SPTL Makewhole
A/P Paydown
Operating Cash Burn
Debt Service
Postpetition Pro Fees
D&O / Other
Minimum Cash
Contingency
Cash at Filing
Total DIP Need

- (A) A/P paydown sized to bring European and other global vendors to terms and pay down a portion of North American A/P
- (B) Represents operating cash burn from June filing through September liquidity trough (based on R&O case)
- (C) Debt service assumption includes interest on DIP facilities
- (D) Professional fee estimate based on a two-month case

31

Note: Figures based on R&O case

Proposed Restructuring: Pro Forma Liquidity Profile

- The following outlines DBD's pro forma liquidity post-emergence, illustratively assuming the following:
  - $200 million Revolving Credit Facility arranged following emergence prior to year-end 2023
  - DIP-to-Exit Term Loan is partially paid down upon closing of the Revolving Credit Facility

	Postpetition[1]					
$ in millions	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24
Adjusted EBITDA	**$68**	**$135**	**$47**	**$81**	**$97**	**$147**
Unlevered Free Cash Flow	**($46)**	**$313**	**($111)**	**($25)**	**($29)**	**$392**
Deferred Revenue Adjustment	-	-	(12)	-	-	-
In-Court AP Adjustment	33	63	26	-	-	-
Release of LC Cash Collateral	-	29	-	-	-	-
Cash Interest	(26)	(37)	(30)	(30)	(30)	(30)
Levered Free Cash Flow Pre-RCF	**($38)**	**$368**	**($128)**	**($56)**	**($59)**	**$362**
Revolver Draw / Paydown	-	-	-	-	-	-
DIP-to-Exit TL Paydown @ RCF Closing	-	(202)	-	-	-	-
Levered Free Cash Flow Post-RCF	**($38)**	**$166**	**($128)**	**($56)**	**($59)**	**$362**
Beginning Cash	$322	$285	$451	$323	$268	$209
(+ / -) Levered Free Cash Flow Post-RCF	(38)	166	(128)	(56)	(59)	362
Ending Cash	$285	$451	$323	$268	$209	$571
(+) RCF Availability	-	171	171	171	171	171
Ending Liquidity	**$285**	**$622**	**$494**	**$439**	**$380**	**$742**

Placement of a revolving credit facility post-emergence unlocks cash to quickly pay down the DIP-to-Exit Term Loan

Note: Figures based on R&O case
(1) Represents postpetition period of 3Q23 (August and September)

32

IV.Appendix 33

2023 Base Case vs. October 2022 Plan

Revenue	▪ 2023 Product revenue ~$6mm lower vs. October 2022 Plan – 62k ATM revenue units vs. 60k in October 2022 Plan (+2k units) – 39k SCO revenue units vs. 38k in October 2022 Plan (+1k units)(1) – 125k EPOS revenue units vs. 134k in October 2022 Plan (-9k units) ▪ 2023 Services revenue ~$50mm lower vs. October 2022 Plan – Significant drivers include: • Banking cBase erosion in Europe of 5% vs. expected to remain flat in October 2022 Plan • Banking cBase in North America and LatAm growing low single digits in line with October 2022 Plan; APAC and MEA cBase low single digit erosion in line with October 2022 Plan • Retail Product Related Services (PRS) $10M unfavorable to October 2022 Plan due to flattish legacy Retail service (EPOS)
Adjusted EBITDA	▪ Key drivers of the ~$68mm lower 2023 Adj. EBITDA forecast include: – Lower Product margins of ~180bps ($29mm) mainly on banking side - significant portion attributable to unfavorable mix, including higher modeled shipments to LatAm – Lower Service margins of 50bps ($11mm) – mainly driven by underperformance in 1Q23 (130bps) as a result of higher costs and penalties incurred, 2H23 weighted savings, as well as unabsorbed infrastructure. Q2 - Q423 margin growth to partially offset 1Q23 miss

Note:
(1) As compared to historical public filings, SCO Revenue Units has been revised to include the sale of kiosks, which are similar in price / function to SCO devices. This change is consistent with how management is analyzing the business. Excluding kiosks included in the October 2022 plan, 2023 SCO revenue units would be 35k.

34

1Q23A vs. 1Q22A vs. 1Q23P (October 22 Plan)

($ millions)	1Q22A	1Q23P	1Q23A	1Q23A vs. 1Q23P $	1Q23A vs. 1Q23P %	1Q23A vs. 1Q22A $	1Q23A vs. 1Q22A %
Services Revenue	$524	$540	$514	($26)	(5%)	($10)	(2%)
Product Revenue	301	384	339	(45)	(12%)	38	13%
Total Revenue	**$824**	**$924**	**$853**	**($71)**	**(8%)**	**$29**	**4%**
Total Gross Profit	**$186**	**$242**	**$209**	**($33)**	**(14%)**	**$23**	**12%**
Total Gross Margin	*22.6%*	*26.2%*	*24.5%*		*(1.7%)*		*1.9%*
Services Gross Margin	*29.3%*	*31.4%*	*30.1%*		*(1.3%)*		*0.8%*
Product Gross Margin	*10.8%*	*18.9%*	*16.2%*		*(2.7%)*		*5.4%*
SG&A	**156**	**134**	**136**	**2**	**1%**	**(20)**	**(13%)**
SG&A % of Revenue	*18.9%*	*14.5%*	*15.9%*		*1.4%*		*(3.0%)*
R&D	**31**	**24**	**24**	**-**	**-**	**(7)**	**(23%)**
R&D % of Revenue	*3.8%*	*2.6%*	*2.8%*		*0.2%*		*(0.9%)*
Operating Expenses[1]	**$187**	**$158**	**$159**	**$1**	**1%**	**($28)**	**(15%)**
Operating Profit	**($1)**	**$84**	**$50**	**($34)**	**(40%)**	**$51**	**NM**
Operating Margin	*NM*	*9.1%*	*5.9%*		*(3.2%)*		*NMF*
Adj. EBITDA	**$15**	**$102**	**$64**	**($38)**	**(37%)**	**$49**	**NM**
Adj. EBITDA Margin	*1.8%*	*11.0%*	*7.5%*		*(3.5%)*		*5.7%*
Free Cash Flow							
Working Capital Changes	(84)	14					
Restructuring Costs	(12)	(39)					
Income Taxes	(18)	(19)					
Capital Expenditures	(12)	(13)					
Other[2]	(65)	(33)					
Unlevered Free Cash Flow	**($176)**	**$12**	**-**				

Observations

- **1Q23A vs. 1Q23P (Oct 22 Plan)**
  - Service revenue lower due to tempered growth / cBase erosion and lower margins as a result of higher cost in North America and LatAm as well as unabsorbed infrastructure
  - Product revenue unfavorable due to lower volume and mix; more units shipped to lower yielding geographies as higher mix of lower price / margin cash dispensers vs. recyclers which also led to unfavorable margin impact
- **1Q23A vs. 1Q22A**
  - Service revenue lower largely due to FX but higher margins due to a combination of operational improvement, Project Lego headcount savings, and pricing / mix – partially offset by higher labor costs / penalties
  - Product revenue favorable $38mm due to higher Banking product volumes in North America and LatAm; product margin favorable due to higher volume, deflation, and several one-time effects
  - Opex favorable as a result of 2022 cost initiatives executed

Notes:
(1) Excludes impairment on assets, gain / losses on assets
(2) Includes Payroll Benefits & Liabilities, Refinancing Costs, Assets Held-for-Sale, Other CF Adjustments, Professional Fees

35

2023E Base Case vs. 2022A

($ millions)	2022A	2023E	2023E vs. 2022A $	2023E vs. 2022A %
Revenue				
Banking Product Revenue	$874	$1,118	$244	28%
Retail Product Revenue	477	538	61	13%
Total Product Revenue[1]	**$1,351**	**$1,656**	**$305**	**23%**
Banking Services Revenue	1,548	1,574	26	2%
Retail Services Revenue	541	569	28	5%
Total Services Revenue[1]	**$2,089**	**$2,143**	**$54**	**3%**
Total Revenue	**$3,441**	**$3,799**	**$358**	**10%**
Total Gross Profit	**$819**	**$972**	**$153**	**19%**
Total Gross Margin	*23.8%*	*25.6%*		*1.8%*
Banking Gross Margin	*27.9%*	*29.5%*		*1.5%*
Retail Gross Margin	*26.5%*	*27.4%*		*0.9%*
Product Gross Margin	*13.6%*	*18.1%*		*4.5%*
Services Gross Margin	*30.4%*	*31.3%*		*0.9%*
SG&A	524	533	10	2%
SG&A % of Revenue	*15.2%*	*14.0%*		*(1.2%)*
R&D	98	94	(4)	(4%)
R&D % of Revenue	*2.8%*	*2.5%*		*(0.4%)*
Operating Expenses	**$622**	**$627**	**$5**	**1%**
Operating Profit	**$197**	**$344**	**$147**	**75%**
Operating Margin	*5.7%*	*9.1%*		*3.3%*
Depreciation & Amortization	55	53	(2)	(4%)
Stock-Based Compensation	13	5	(7)	(58%)
Adj. EBITDA	**$265**	**$402**	**$138**	**52%**
Adj. EBITDA Margin	*7.7%*	*10.6%*		*2.9%*
Free Cash Flow				
Working Capital Changes	(89)	(134)	(45)	51%
Restructuring Costs	(94)	(51)	43	(46%)
Income Taxes	(42)	(50)	(8)	19%
Capital Expenditures	(56)	(49)	7	(13%)
Refinancing Costs	(59)	(21)	38	(64%)
Other[2]	(111)	1	112	(100%)
Unlevered Free Cash Flow	**($187)**	**$98**	**$285**	**NM**

Observations

- YoY increase in Service revenue mainly driven by
  - Higher Installation revenue (due to higher shipments) in Banking (+$42mm) and Retail (+$6mm) as well as increased Contract revenue in Retail (+$19mm) partially offset by decline in Contract revenue in Banking (-$10mm)
  - Banking cBase flat overall; Retail SCO cBase showing growth YoY ~40%

Notes:
(1) Includes Payroll Benefits & Liabilities, Refinancing Costs, Assets Held-for-Sale, Other CF Adjustments, Professional Fees

36

2024E Base Case vs. 2023E Base Case

($ millions)	2023E	2024P	2024P vs. 2023E $	2024P vs. 2023E %
Revenue				
Banking Product Revenue	$1,118	$1,162	$44	4%
Retail Product Revenue	538	543	5	1%
Total Product Revenue[1]	**$1,656**	**$1,706**	**$50**	**3%**
Banking Services Revenue	1,574	1,587	13	1%
Retail Services Revenue	569	599	30	5%
Total Services Revenue[1]	**$2,143**	**$2,186**	**$43**	**2%**
Total Revenue	**$3,799**	**$3,892**	**$93**	**2%**
Total Gross Profit	**$972**	**$998**	**$26**	**3%**
Total Gross Margin	*25.6%*	*25.6%*		*0.1%*
Banking Gross Margin	*29.5%*	*29.5%*		*0.1%*
Retail Gross Margin	*27.4%*	*27.4%*		*0.0%*
Product Gross Margin	*18.1%*	*18.3%*		*0.2%*
Services Gross Margin	*31.3%*	*31.3%*		*0.0%*
SG&A	**533**	**533**	**0**	**0%**
SG&A % of Revenue	*14.0%*	*13.7%*		*-0.3%*
R&D	**94**	**94**	**(0)**	**(0%)**
R&D % of Revenue	*2.5%*	*2.4%*		*-0.1%*
Operating Expenses	**$627**	**$627**	**$0**	**0%**
Operating Profit	**$344**	**$370**	**$26**	**8%**
Operating Margin	*9.1%*	*9.5%*		*0.5%*
Adj. EBITDA	**$402**	**$428**	**$26**	**6%**
Adj. EBITDA Margin	*10.6%*	*11.0%*		*0.4%*
Free Cash Flow				
Working Capital Changes	(134)	(84)	50	(37%)
Restructuring Costs	(51)	-	51	(100%)
Income Taxes	(50)	(70)	(20)	40%
Capital Expenditures	(49)	(50)	(1)	2%
Other[2]	(20)	(5)	15	(75%)
Unlevered Free Cash Flow	**$98**	**$220**	**$121**	**123%**

Observations

- YoY increase in product revenue mostly driven by increased mix of cash recyclers
  - ~64k ATM revenue units vs. 62k 2023 (+2k units)
  - ~43k SCO revenue units vs. 39k in 2023 (+4k units)(3)
  - ~120k EPOS revenue units vs. 125k in 2023 (-5k units)
- YoY increase in Service revenue mainly driven by $10M and $6M increase in Banking contract and installation revenue, respectively. Retail Services revenue is modeled to increase $30M, which is a function of ~$9M contract revenue growth, ~$14M growth in billed work, ~$12M growth in PS / M&S, and (~$6M) decline in Installation and other

37

Notes:
(1) Includes Payroll Benefits & Liabilities, Refinancing Costs, Assets Held-for-Sale, Other CF Adjustments, Professional Fees
(2) As compared to historical public filings, SCO Revenue Units has been revised to include the sale of kiosks, which are similar in price / function to SCO devices

Supplementary Information § Revised Forecast Margin Variance Drivers: The October Cleanse Model assumed approximately $5 million of DN Series margin improvement. Diebold closed 2022 with 13.6% Product margins versus Cleanse Model expectations of 15.7% - effectively resulting in a ~200 basis point lower starting point in 2023. Margins are also impacted by unfavorable mix as a result of a higher mix of LATAM / APAC (2-3k India units) machines § SG&A Cost Savings: The biggest benefit to SG&A relative to the October Cleanse Model is lower than anticipated AIP / LTIP expense. The Cleanse Model assumed a ~20% reduction to AIP / LTIP - whereas the Base Case assumes 30% / 50%, respectively. R&D is $6 million favorable relative to the Cleanse Model, which reflects incremental efficiencies as it relates 1) project rd rationalization (focus on highest yielding projects) 2) offshoring 3) lower 3 party spend § ‘Other Cash Flow’ Composition: Payroll and Benefits Liabilities ($20 million), Pension and Postretirement Benefits ($14 million), Net VAT and Sales Tax ($8 million), Warranty ($(2) million), Other Balance Sheet Timing ($3 million), and Assets-Held-for-Sale ($5 million) § EPOS Units Shipment Plan: EPOS is a shorter turn business (30-60 days) and therefore it is not unusual to have a sizable unscheduled figure one quarter out. Approximately 90% of Q2 shipments have been confirmed / shipped from the facility EPOS Units – Shipment Plan 37.5k 36.0k 28.1k 3.3k 23.3k 31.0k 34.3k 21.6k 5.0k 3.2k 3.2k Q1 Q2 Q3 Q4 Unscheduled Orders Scheduled Orders Shipments 38

Supplementary Information (cont’d) § 2024 and 2025 Product and Service Revenue Growth Drivers: – 2024 Product: 64k ATMs, 43k SCOs, 120k EPOS units – 2024 Services: Low single digit Banking cBase decline offset by higher mix of recyclers / pricing and inflationary growth in PS / M&S. Continued growth in Retail SCO cBase (90% attach of Services) – 2025: Inflationary ATM / EPOS growth and continued SCO penetration. Flattish Banking cBase / inflationary growth and continued SCO cBase growth § 2024 and 2025 Product Margin Expansion Drivers: 20-25 basis points of Product margin expansion is driven by increased procurement / supply chain efficiency § 2024 and Long-Term Operating Expense Efficiencies and Wage Inflation: – 2024 assumes flat operating expenses, which is driven by ~4% labor inflation being offset by ~$15 million of efficiencies – 2025-2028 assumes 1% net operating expense inflation, which is driven by ~4% labor inflation being offset by ~$10 million of efficiencies § Recurring Cash Flow Adjustment Detail: The Other Cash Flow Adjustments item represents a combination of the Diebold's contribution to its pension fund, collection of cash related to the Diebold's finance lease receivable portfolio, deferred costs on the balance sheet, and other miscellaneous balance sheet account movements § Unlevered Free Cash Flow Bridge Detail: – $47 million of restructuring and refinancing costs which represents ~$17 million of professional fees expected to be incurred in connection with the ongoing restructuring process – $4 million of redundancy costs – $26 million of severance costs 39

Supplementary Information (cont’d) § Services Volume Forecast Detail and Market Dynamics: – North America: Fairly stable overall despite a few notable deconversions, the largest being Cardtronics – LATAM / Brazil: Both strong cBase growth markets for DN growing volume ~3% annually – Europe: Declined approximately 5% annually. Largely a function of general branch / ATM consolidation as well as network / utility models – APAC: Declined at a high-single rate the past few years. Largely a function of country-specific nationalization initiatives, India run-off and general competitiveness in the region. Diebold sees an opportunity over time to regain some of the lost India cBase as it begins selling back into the country § cBase Variance Detail: SCO units have a 90%+ attach rate of Services and 90%+ are net new units to installed base - thereby driving a compelling Retail Services growth story (+6% 2023 / +5% 2024 - Base Case model). Market dynamics outlined above are also drivers of the Retail Services business growth § Backlog Composition Detail: Vast majority of Banking's revenue is secured by its $1.1 billion of Backlog (February 2023 ending backlog), which represents ~90% of March - December Base Case product revenue. ~67% of Retail's March - December 2023 Base Case product revenue is secured by February ending backlog 40

Disclaimer General: This presentation, any other material accompanying this presentation and the information contained in the foregoing (collectively, the “Materials”) have been prepared by Diebold Nixdorf, Inc. (the “Company”) for the exclusive use of the party to whom the Company or its Representatives (as defined below) deliver this presentation (each such party, together with its subsidiaries and affiliates, the “Recipient”). The Materials and all information contained in the Materials constitute “Confidential Information” (or other similarly defined term) for purposes of the Confidentiality Agreement entered into and in effect as of the date of these Materials between the Recipient and the Company or to which the Recipient is otherwise bound (the “Confidentiality Agreement”), and nothing herein shall be deemed to modify, amend or supersede the terms thereof. 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The Company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the Company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide adjusted EBITDA because we believe that investors will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the Company’s liquidity by excluding cash used for interest payments and other debt servicing from free cash flow (use). 41